Exhibit 99.3

Wells Real Estate Fund XI, L.P. Fact Sheet	XI

DATA AS OF JUNE 30, 2005

PORTFOLIO SUMMARY

PROPERTIES OWNED	% LEASED AS OF 6/30/2005	PERCENT OWNED	ACQUISITION DATE	ACQUISITION PRICE*	DISPOSITION DATE	DISPOSITION PRICE	ALLOCATED NET SALE PROCEEDS
Alstom Power	SOLD	9%	12/10/96	$8,137,994	3/15/05	$12,000,000	$1,023,115
Avaya	100%	9%	6/24/98	$5,512,472	N/A	N/A	N/A
Cort	SOLD	24%	7/31/98	$6,566,430	9/11/03	$5,770,000	$1,315,906
47320 Kato Road (Formerly known as Fairchild Technologies)	100%	9%	7/21/98	$8,983,110	N/A	N/A	N/A
Gartner	SOLD	26%	9/20/99	$8,347,618	4/13/05	$12,520,404	$3,241,279
360 Interlocken Boulevard	97%	9%	3/20/98	$8,567,344	N/A	N/A	N/A
Iomega	100%	9%	7/1/98	$5,934,250	N/A	N/A	N/A
Johnson Matthey	SOLD	26%	8/17/99	$8,056,392	10/5/04	$10,000,000	$2,529,819
1315 West Century Drive (Formerly known as Ohmeda)	0%	9%	2/13/98	$10,361,070	N/A	N/A	N/A
20/20 Building (Formerly known as the Sprint building)	0%	26%	7/2/99	$9,546,210	N/A	N/A	N/A
111 Southchase Blvd. (Formerly known as the EYBL CarTex building)	0%	26%	5/18/99	$5,121,827	N/A	N/A	N/A
WEIGHTED AVERAGE	25%

*	The Acquisition Price does not include the upfront load.

FUND FEATURES

OFFERING DATES	December 1997 – December 1998

PRICE PER UNIT	$10

A/B STRUCTURE	A’s – Cash available for distribution up to 10% Preferred B’s – Net loss until capital account reaches zero + No Operating Distributions

A/B RATIO AT CLOSE OF OFFERING	79% to 21%

AMOUNT RAISED	$16,532,802

Please note that the figures in this fact sheet are subject to change as additional information becomes available related to a variety of factors, such as closing costs, prorations, and other adjustments.

Past performance is no guarantee of future results.

Portfolio Overview

Wells Fund XI is in the holding phase of its life cycle. The fund originally owned interests in 11 properties, but four properties have already been sold. Our focus at this time involves increasing the current occupancy level within the portfolio and concentrating on re-leasing and marketing efforts that we believe will deliver the best operating performance for our investors.

We have seen a number of positive events in 2005. The Alstom Power building was sold for $12,000,000, well above the original purchase price for this asset. The Gartner Building was sold as part of a larger portfolio sale, and this transaction also reflected a significant increase over the initial purchase price. We completed the first distribution of net sale proceeds to the limited partners in May 2005, totaling $2,300,000. We also announced the next net sale proceeds distribution, scheduled for the fourth quarter 2005, totaling $4,500,000 from the sales of Johnson Matthey, Alstom Power, and Gartner.

The weighted-average occupancy for the portfolio has fallen to 25%, with three vacant properties in the fund and the sales of two well-leased assets in 2005. We face some near-term leasing issues that may negatively affect our operating performance. While these leasing challenges may impact performance, we are working aggressively with potential tenants in these markets to minimize any negative effects to the extent possible.

The second quarter 2005 operating distributions were reserved due to the number of vacancies in the portfolio and the reduced cash flow from property sales. The General Partners anticipate that operating distributions may remain reserved or remain low in the near term due to various issues, including:

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Wells Real Estate Fund XI, L.P. Fact Sheet	XI

DATA AS OF JUNE 30, 2005

(i) leasing costs for the remaining vacant space at the 360 Interlocken building; (ii) re-leasing costs for the 20/20, 111 Southchase, and 1315 West Century Drive buildings; (iii) funding other capital improvements for the 20/20 building; and (iv) reduced cash flow due to the property sales. Once the details surrounding the extent of the capital requirements become known, the General Partners will evaluate if further distributions of the net sale proceeds from the property sales are appropriate.

Note that the Cumulative Performance Summary provides a high-level overview of the fund’s overall performance to date.

Property Summary

•	The Alstom Power building was sold on March 15, 2005, following the lease renewal and extension with Alstom Power. Net sale proceeds of $1,023,115 were allocated to Fund XI. These proceeds are included in the net sale proceeds distribution planned for the fourth quarter 2005.

•	The Avaya building in Oklahoma City, Oklahoma, is 100% leased through January 2008.

•	The Cort building was sold in September 2003, and net sale proceeds of $1,315,906 have been allocated to the fund. These proceeds were distributed to the limited partners in May 2005.

•	We have signed a new lease at 47320 Kato Road, located in Fremont, California, in the Silicon Valley area. TCI International previously subleased the building from Fairchild Technologies. We have now completed a direct lease with TCI, beginning in December 2004 and extending through November 2009.

•	The Gartner building, located in Fort Myers, Florida, was sold on April 13, 2005, as part of a larger portfolio sale. The net sale proceeds allocated to the fund from this sale were $3,241,279. The planned distribution in the fourth quarter includes approximately $1,931,159 of these proceeds. The remaining $1,310,120 is being reserved to fund anticipated re-leasing costs for the vacant buildings.

•	The 360 Interlocken Boulevard property is located in the Broomfield submarket of Denver, Colorado. The majority of this building is leased to Gaiam through May 2008, now that we have successfully extended their lease for three years. We signed a new lease in the second quarter that increased the building occupancy to 97%. We also continue to pursue tenants for the remaining vacancy at this property.

•	The Iomega building, located in Ogden, Utah, outside Salt Lake City, is 100% leased through April 2009.

•	The Johnson Matthey property was sold on October 5, 2004, and $2,529,819 in net sale proceeds has been allocated to Fund XI. Of these proceeds, $984,093 was distributed to the limited partners in May 2005. The remaining proceeds will be included in the planned distribution in the fourth quarter 2005.

•	The 1315 West Century Drive building is located in Louisville, Colorado, adjacent to the Broomfield submarket. The lease for this property expired in April 2005, and we are aggressively pursuing leasing opportunities for this asset.

•	The 20/20 Building, located in Kansas City, Kansas, is currently vacant. We have engaged our local leasing team and are aggressively marketing this asset for lease.

•	The 111 Southchase Boulevard building in Greenville, South Carolina, is currently vacant. We are pursuing a number of market opportunities for this asset.

CUMULATIVE PERFORMANCE SUMMARY(1)

	Par Value	Cumulative Operating Cash Flow Distributed	Cumulative Passive Losses(2)	Cumulative Net Sale Proceeds Distributed	Estimated Unit Value as of 12/31/04(3)
PER “A” UNIT	$10	$4.84	N/A	$0.55	$6.85
PER “B” UNIT	$10	$0.00	$6.53	$5.35	$6.38

(1)	These per-unit amounts represent estimates of the amounts attributable to the limited partners who have purchased their units directly from the Partnership in its initial public offering of units and have not made any conversion elections from Class A units to Class B units, or vice versa, under the Partnership agreement.
(2)	This estimated per-unit amount is calculated as the sum of the annual per-unit cumulative passive loss allocated to a Pure Class B unit, reduced for Gain on Sale per unit allocated to a Pure Class B Unit.
(3)	Please refer to the disclosure related to the estimated unit valuations contained in Item 5 of the 12/31/2004 Form 10-K for this partnership. The 12/31/04 unit values have been adjusted for the May NSP distribution of approximately $0.55 per Class A unit and $5.35 per Class B unit.

ANNUALIZED YIELD — PER “A” UNIT AT $10 OFFERING PRICE

	Q1	Q2	Q3	Q4	AVG YTD
2005	2.00%	Reserved	—	—	—
2004	Reserved	6.50%	2.00%	Reserved	2.13%
2003	8.00%	6.50%	8.00%	6.50%	7.25%
2002	9.50%	9.50%	9.50%	9.00%	9.38%
2001	9.75%	9.75%	9.75%	9.75%	9.75%
2000	9.00%	9.25%	9.50%	9.75%	9.38%
1999	6.00%	6.00%	8.00%	8.24%	7.06%
1998	0.00%	0.00%	6.00%	6.00%	3.00%

TAX PASSIVE LOSSES — CLASS “B” PARTNERS

2004	2003	2002	2001	2000	1999
8.38%	16.75%	10.48%	9.85%	11.13%	6.96%

For further information, please refer to Fund XI’s most recent

10-Q filing, which can be found on the Wells Web site

at www.wellsref.com.

6200 The Corners Parkway • Norcross, GA 30092-3365 • www.wellsref.com • 800-448-1010

LPFLYPROFCTSHQ205-07	© 2005 Wells Real Estate Funds